Exhibit 99.2

American Electric Technologies Accelerates Penetration of E&I Construction Market

HOUSTON — August 29, 2007 — To accelerate its strategic focus on the electric and instrumentation (E&I) construction market, American Electric Technologies, Inc. (NASDAQ:AETI), today announced key personnel changes with the addition of a seasoned executive to its roster and the internal appointment of two new construction services vice presidents.

American Electric Technologies, the premium provider of custom-designed power delivery systems and services for the traditional and alternative energy industries, has brought Chris Zimmer on board as the vice president of electrical construction and services. With more than 20 years of experience in the electric construction industry under his belt, Zimmer joins AETI from Cupertino Electric where he helped lead the company’s construction business revenues to more than $200 million annually as the San Jose, Calif. director of project management and sales. He also held previous management positions at Rosendin Electric and Pieper Electric. Zimmer holds a bachelor of arts degree in business management and communications from Concordia University in Mequon, Wis.

“AETI has a strong presence in the Gulf Coast electrical construction industry, and I’m excited to bring my knowledge and background to the table to help the company meet growth objectives,” said Zimmer.

Also in conjunction with the company’s electric construction focus, AETI has also promoted two highly experienced executives to serve as construction vice presidents reporting to Zimmer. Glenn Guy has been promoted from general manager to the vice president of E&I construction responsible for the marine, water/wastewater and industrial markets. Guy has been with AETI for four years and has more than 20 years of experience in the construction industry. Prior to joining the company, he served as the vice president of construction at AG Electric.

In addition, Dean Cooper former general manager at the company has been appointed to serve as the company’s vice president of construction with responsibility for the land drilling, production, pipeline, and alternative energy markets. Cooper has more than 30 years of construction experience and has been with the company since 1988. He previously held project management and estimating roles at Shepard Electric and Wood Electric.

“As the only major power delivery supplier able to provide the full solution of power delivery products, technical field services and construction services, these appointments represent AETI’s continued commitment to build the best management team in the industry,” said AETI Senior Vice President of Sales and Marketing Charles Dauber. “We are fortunate to have three senior executives of this caliber on our team to enable us to meet our growth objectives.”

American Electric Technologies, Inc. (NASDAQ:AETI) is the premium supplier of custom-designed power delivery solutions to the traditional and alternative energy industries. AETI offers M&I Electric power distribution and control solutions, field service and testing services, and E&I construction services, as well as American Access zone enclosures, and Omega Metals custom fabrication services. AETI is headquartered in Houston and has global sales, support and manufacturing operations in Keystone Heights, Fla., Beaumont, Texas, Bay St. Louis, Miss., Singapore and Xian, China. For more information about AETI, visit www.aeti.com.

Forward-Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding our expected business objectives for the balance of 2007 and other statements identified by words such as “expects”, “should”, “offers”, “believes”, and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, anticipated synergies from the merger not being achieved; inherent risks of integrating two companies; changes in demand for products and services from external factors including general economic conditions or changes in the oil and gas and other industries in which the Company operates; delays in the award of new projects; the termination or reduction of existing projects due to changes in the financial condition or business strategies of the Company’s customers; dependence on key personnel and hiring and retaining professional staff and key personnel; fluctuations in quarterly results from a variety of internal and external factors including changes in the estimates with respect to the completion of fixed-price contracts; and, competition in the marketplace especially from competitors with greater financial resources and financing capabilities. These and other risks which may impact management’s expectations are described in greater detail in the proxy statement previously filed by American Access Technologies, Inc. with the Securities and Exchange Commission in connection with the merger and other reports as may be filed by Company. The Company undertakes no obligation to publicly release the result of any revisions to such forward-looking statement that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Joe McGuire

jmcguire@aeti.com

904-228-2603